EXHIBIT 99.1

Zumiez Inc. Announces Fiscal 2022 Fourth Quarter Results

LYNNWOOD, Wash., March 09, 2023 (GLOBE NEWSWIRE) -- Zumiez Inc. (NASDAQ: ZUMZ) a leading specialty retailer of apparel, footwear, equipment and accessories for young men and women, today reported results for the fourth quarter and fiscal year ended January 28, 2023.

Net sales for the fourth quarter ended January 28, 2023 (13 weeks) decreased 19.2% to $280.1 million from $346.7 million in the fourth quarter ended January 29, 2022 (13 weeks). Net income in the fourth quarter of fiscal 2022 was $11.4 million, or $0.59 per diluted share, compared to net income of $38.2 million, or $1.70 per diluted share, in the fourth quarter of the prior fiscal year.

Total net sales for the twelve months (52 weeks) ended January 28, 2023 decreased 19.0% to $958.4 million from $1,183.9 million reported for the twelve months (52 weeks) ended January 29, 2022. Net income for fiscal 2022 was $21.0 million, or $1.08 per diluted share, compared to net income for fiscal 2021 of $119.3 million, or $4.85 per diluted share.

At January 28, 2023, the Company had cash and current marketable securities of $173.5 million compared to cash and current marketable securities of $294.5 million at January 29, 2022. The decrease was driven by share repurchases of $87.9 million and capital expenditures of $25.6 million over this time period.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, “We concluded a challenging fiscal 2022 with fourth quarter results that were ahead of our guidance, but below year ago levels. While the operating environment has been difficult and our recent financial performance disappointing, our commitment to serving consumers with world class service and highly differentiated, sought-after merchandise, is as strong as ever and has the business positioned to recover quickly when the macroeconomic conditions improve. I am confident that the channel-less retail model and strong corporate culture we have built and evolved over Zumiez’s 45-year history and brought to Canada, Europe and Australia will continue to separate our banners from the competition and drive profitable growth for our shareholders over the long-term.”

Fiscal First Quarter-to-Date Sales
Total first quarter-to-date sales for the 35 days ended March 4, 2023 decreased 15.5%, compared with the same 35-day time period in the prior year ended March 5, 2022. Total comparable sales for the 35-day period ending March 4, 2023 decreased 16.6% from the comparable period in the prior year.

Outlook
Fiscal 2023 First Quarter Outlook
The Company is introducing guidance for the three months ending April 29, 2023. Net sales are projected to be in the range of $178 to $184 million. Earnings per share are expected to be between a loss of $0.85 and a loss of $0.95.

The Company currently intends to open approximately 23 new stores in fiscal 2023, including up to 8 stores in North America, 10 stores in Europe and 5 stores in Australia.

Conference call Information
To access the conference call, please pre-register using this link (registration link). Registrants will receive confirmation with dial-in details. The conference call will also be available to interested parties through a live webcast at https://ir.zumiez.com. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at https://ir.zumiez.com.

About Zumiez Inc.

Zumiez is a leading specialty retailer of apparel, footwear, accessories and hardgoods for young men and women who want to express their individuality through the fashion, music, art and culture of action sports, streetwear, and other unique lifestyles. As of February 25, 2023, we operated 756 stores, including 607 in the United States, 50 in Canada, 78 in Europe and 21 in Australia. We operate under the names Zumiez, Blue Tomato and Fast Times. Additionally, we operate ecommerce web sites at zumiez.com, zumiez.ca, blue-tomato.com and fasttimes.com.au.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company’s annual report on Form 10-K for the fiscal year ended January 29, 2022 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

ZUMIEZ INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	January 28,	% of	January 29,	% of
	2023	Sales	2022	Sales
	(Unaudited)		(Unaudited)
Net sales	$280,110	100.0%	346,677	100.0%
Cost of goods sold	184,841	66.0%	212,744	61.4%
Gross profit	95,269	34.0%	133,933	38.6%
Selling, general and administrative expenses	80,059	28.6%	82,198	23.7%
Operating profit	15,210	5.4%	51,735	14.9%
Interest income, net	645	0.2%	759	0.2%
Other income (expense), net	293	0.1%	(1,462)	-0.4%
Earnings before income taxes	16,148	5.7%	51,032	14.7%
Provision for income taxes	4,716	1.7%	12,828	3.7%
Net income	$11,432	4.0%	$38,204	11.0%
Basic earnings per share	$0.60		$1.73
Diluted earnings per share	$0.59		$1.70
Weighted average shares used in computation of earnings per share:
Basic	19,114		22,056
Diluted	19,255		22,451

	Fiscal Year Ended
	January 28,	% of	January 29,	% of
	2023	Sales	2022	Sales
	(Unaudited)
Net sales	$958,380	100.0%	$1,183,867	100.0%
Cost of goods sold	633,702	66.1%	727,137	61.4%
Gross profit	324,678	33.9%	456,730	38.6%
Selling, general and administrative expenses	293,578	30.7%	298,920	25.3%
Operating profit	31,100	3.2%	157,810	13.3%
Interest income, net	1,924	0.3%	3,592	0.4%
Other expense, net	(557)	-0.1%	(891)	-0.1%
Earnings before income taxes	32,467	3.4%	160,511	13.6%
Provision for income taxes	11,433	1.2%	41,222	3.5%
Net income	$21,034	2.2%	$119,289	10.1%
Basic earnings per share	$1.10		$4.93
Diluted earnings per share	$1.08		$4.85
Weighted average shares used in computation of earnings per share:
Basic	19,208		24,187
Diluted	19,428		24,593

ZUMIEZ INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	January 28, 2023	January 29, 2022
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$81,503	$117,223
Marketable securities	91,986	177,260
Receivables	20,613	14,427
Inventories	134,824	128,728
Prepaid expenses and other current assets	11,252	10,011
Total current assets	340,178	447,649
Fixed assets, net	93,746	91,451
Operating lease right-of-use assets	222,240	230,187
Goodwill	56,566	57,560
Intangible assets, net	14,443	14,698
Deferred tax assets, net	8,205	8,659
Other long-term assets	12,525	11,808
Total long-term assets	407,725	414,363
Total assets	$747,903	$862,012

Liabilities and Shareholders’ Equity
Current liabilities
Trade accounts payable	$40,379	$55,638
Accrued payroll and payroll taxes	16,321	31,209
Operating lease liabilities	65,460	63,577
Other liabilities	23,649	34,015
Total current liabilities	145,809	184,439
Long-term operating lease liabilities	188,835	204,309
Other long-term liabilities	5,931	4,946
Total long-term liabilities	194,766	209,255
Total liabilities	340,575	393,694

Shareholders’ equity
Preferred stock, no par value, 20,000 shares authorized; none issued and outstanding	—	—
Common stock, no par value, 50,000 shares authorized; 19,489 shares issued and outstanding at January 28, 2023 and 21,215 shares issued and outstanding at January 29, 2022	188,418	180,824
Accumulated other comprehensive loss	(19,793)	(13,463)
Retained earnings	238,703	300,957
Total shareholders’ equity	407,328	468,318
Total liabilities and shareholders’ equity	$747,903	$862,012

ZUMIEZ INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Fiscal Year Ended
	January 28, 2023	January 29, 2022
	(Unaudited)
Cash flows from operating activities:
Net income	$21,034	$119,289
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation, amortization and accretion	21,626	22,930
Noncash lease expense	67,394	64,466
Deferred taxes	2,485	2,374
Stock-based compensation expense	6,991	6,816
Impairment of long-lived assets	2,081	2,229
Other	1,176	2,728
Changes in operating assets and liabilities:
Receivables	(1,716)	2,884
Inventories	(5,279)	2,587
Prepaid expenses and other assets	(1,082)	(2,824)
Trade accounts payable	(15,484)	(14,060)
Accrued payroll and payroll taxes	(14,895)	3,649
Income taxes payable	(2,320)	(5,101)
Operating lease liabilities	(76,605)	(77,657)
Other liabilities	(5,785)	4,640
Net cash (used in) provided by operating activities	(379)	134,950
Cash flows from investing activities:
Additions to fixed assets	(25,627)	(15,749)
Purchases of marketable securities and other investments	(1,914)	(160,328)
Sales and maturities of marketable securities and other investments	81,750	277,720
Net cash provided by investing activities	54,209	101,643
Cash flows from financing activities:
Proceeds from revolving credit facilities	3,979	—
Payments on revolving credit facilities	(3,979)	—
Proceeds from issuance and exercise of stock-based awards	1,111	3,001
Payments for tax withholdings on equity awards	(508)	(621)
Common stock repurchased	(87,860)	(193,789)
Net cash used in financing activities	(87,257)	(191,409)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(2,172)	(1,822)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(35,599)	43,362
Cash, cash equivalents, and restricted cash, beginning of period	124,052	80,690
Cash, cash equivalents, and restricted cash, end of period	$88,453	$124,052
Supplemental disclosure on cash flow information:
Cash paid during the period for income taxes	$11,309	$42,767
Accrual for repurchase of common stock	-	4,572
Accrual for purchases of fixed assets	1,433	984

Company Contact:
Darin White
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1337

Investor Contact:
ICR
Brendon Frey
(203) 682-8200